Exhibit 99.1

Virage Logic Reports Record Revenues and Royalties for Fourth-Quarter Fiscal
2004

    FREMONT, Calif.--(BUSINESS WIRE)--Oct. 28, 2004--Virage Logic
Corporation (Nasdaq:VIRL)




    Quarterly News Release Highlights:

    --  Record Q4 revenues of $15.3 million, compared with $9.9 million for Q4 fiscal 2003, and $13.9 million for Q3 fiscal
        2004

    -- Q4 GAAP net income of $1.5 million, or $0.07 per share, compared with a GAAP net loss of $687,000, or $0.03 per share, for Q4 fiscal 2003, and GAAP net income of $571,000, or $0.03 per share, for Q3 fiscal 2004



    Virage Logic Corporation (Nasdaq:VIRL), a leading provider of semiconductor IP platforms, today reported its financial results for the fourth quarter and fiscal year ended September 30, 2004.
    Revenues for the fourth quarter of fiscal 2004 were $15.3 million, up 55 percent from $9.9 million for the fourth quarter of fiscal 2003, and up 11 percent from $13.9 million for the third quarter of fiscal 2004. Total license revenue for the fourth quarter of fiscal 2004 was $12.2 million, compared with $8.6 million for the same quarter a year ago and $11.9 million for the prior quarter. Royalties for the fourth quarter of fiscal 2004 were $3.1 million, up significantly from $1.3 million for the fourth quarter of fiscal 2003, and from $1.9 million the prior quarter.
    As reported under U.S. generally accepted accounting principles
(GAAP), net income for the fourth quarter of fiscal 2004 was $1.5 million, or $0.07 per share, compared with a net loss for the fourth quarter of fiscal 2003 of $687,000, or $0.03 per share. Net income for the third quarter of fiscal 2004 was $571,000, or $0.03 per share.
    Fiscal year 2004 revenues were $53.0 million, up 30 percent from $40.7 million for fiscal year 2003. GAAP net income for fiscal year 2004 was $1.9 million, or $0.09 per share, compared with a GAAP net loss for fiscal year 2003 of $3.9 million, or $0.19 per share.
    "We're very pleased with our fourth-quarter financial results, which include new quarterly records for total revenues, licensing revenues, royalties, and GAAP earnings per share," said Adam Kablanian, Virage Logic's president and chief executive officer. "As we move into fiscal 2005, we believe that our anticipated growth will continue to be driven by customers relying on our technically superior semiconductor IP platforms that help them successfully transition to the more advanced process nodes."

    Additional Recent Business Highlights

    During the fourth quarter, Virage Logic:

    -- Signed a royalty-bearing licensing agreement with a large integrated device manufacturer (IDM) for Virage Logic's IPrima Mobile(TM) Ultra-Low-Power (ULP) memories and its Self-Test and Repair (STAR) Memory System(TM) for 65-nanometer (nm) chips targeting the cell phone market, marking what the company believes is the first commercial development and licensing of advanced embedded memory IP at the 65nm process node

    -- Booked a total of nine new 90-nanometer agreements - of which two are with new customers - with foundry and IDM customers

    -- Signed a total of 10 new direct royalty-bearing agreements for the STAR Memory System

    -- Signed two new direct royalty-bearing agreements for the company's NOVeA(R) memory product for use in customers' high-volume consumer applications

    -- Signed 15 new Area, Speed and Power (ASAP) Logic(TM) and semiconductor IP platform agreements

    --  Received orders from 16 new customers

    --  Recorded revenue under licensing agreements from 47 customers
        - 37 existing and 10 new.

    Business Outlook

    Virage Logic also announced today its outlook for the first quarter of fiscal 2005. The company currently anticipates total revenues in the range of approximately $15.9 million to $16.2 million. Expected total revenues for the quarter are anticipated to include royalties of approximately $3.1 million. The company expects to report GAAP net income of approximately $0.08 per diluted share. Although this news release will be available on the company's website, the company disclaims any duty or intention to update these or any other forward-looking statements.

    Webcast and Taped Replay

    Virage Logic's management plans to hold a teleconference on fourth-quarter 2004 results at 1:30 p.m. PT / 4:30 p.m. ET today. Both a live webcast and an archived webcast of management's teleconference regarding fourth-quarter results will be available to all investors from October 28, 2004 until October 28, 2005 on the Virage Logic website at http://www.viragelogic.com/ir/. In addition, a telephonic replay will be available through November 4, 2004 at (719) 457-0820, access code 846499.

    About Virage Logic

    Founded in 1996, Virage Logic Corporation (Nasdaq:VIRL) quickly established itself as a technology and market leader in providing advanced embedded memory intellectual property (IP) for the design of complex integrated circuits. Virage Logic has evolved to become a global leader in semiconductor IP platforms comprising embedded memory, standard cells, and I/Os primarily for the consumer, communications and networking, handheld and portable, and computer and graphics markets. Virage Logic's highly differentiated product portfolio provides foundries, integrated device manufacturers (IDMs) and fabless customers with key competitive advantages including higher performance, lower power, higher density and optimal yield. The company's comprehensive quality efforts are validated in its FirstPass-Silicon Characterization lab which ensures high quality, reliable IP across a wide range of foundries and process technologies. Headquartered in Fremont, California, Virage Logic has R&D, sales and support offices worldwide. For more information, visit www.viragelogic.com.

    Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995:

    Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to trends, business outlook, products, and customer relationships. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic's ability to forecast its business, including its revenue, income and order flow outlook; Virage Logic's ability to execute on its strategy to become a provider of semiconductor IP platforms; Virage Logic's ability to continue to develop new products and maintain and develop new relationships with third-party foundries and integrated device manufacturers; adoption of Virage Logic's technologies by semiconductor companies and increases or fluctuations in the demand for their products; the company's ability to overcome the challenges associated with establishing licensing relationships with semiconductor companies; the company's ability to obtain royalty revenues from customers in addition to license fees, to receive accurate information necessary for calculating royalty revenues and to collect royalty revenues from customers; business and economic conditions generally and in the semiconductor industry in particular; competition in the market for semiconductor IP platforms; and other risks including those described in the company's Annual Report on Form 10-K for the period ended September 30, 2003, and in Virage Logic's other periodic reports filed with the SEC, all of which are available from Virage Logic's website (www.viragelogic.com) or from the SEC's website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.

    All trademarks are the property of their respective owners and are protected herein.





                       Virage Logic Corporation
                 Consolidated Statements of Operations
               (In thousands, except per-share amounts)


                            Three Months Ended    Twelve Months Ended
                             Sept. 30, Sept. 30,  Sept. 30, Sept. 30,
                                 2004     2003       2004     2003
Revenues:
   License                     $12,156  $ 8,574    $44,775 $ 37,137
   Royalties                     3,157    1,329      8,227    3,520
                                -------  -------  ---------  -------
Revenues                        15,313    9,903     53,002   40,657
Cost and expenses:
 Cost of revenues                3,040    2,142     11,215    9,256
 Research and development        4,731    4,350     18,428   18,678
 Sales and marketing             3,784    3,424     14,615   12,781
 General and administrative      1,762    1,230      6,602    4,859
 Stock-based compensation            -       51        131    1,204
                               --------  -------  ---------  -------
    Total cost and expenses     13,317   11,197     50,991   46,778
                                -------  -------  ---------  -------
Operating income (loss)          1,996   (1,294)     2,011   (6,121)
Interest income and other, net     288      206        756      739
                                -------  -------  ---------  -------
Income (loss) before taxes       2,284   (1,088)     2,767   (5,382)
Income tax provision (benefit)     777     (401)       859   (1,532)
                                -------  -------  ---------  -------

Net income (loss)              $ 1,507  $  (687)   $ 1,908  $(3,850)
                                =======  =======  =========  =======

Earnings per share:
     Basic                     $  0.07   ($0.03) $    0.09  $ (0.19)
     Diluted                   $  0.07   ($0.03) $    0.09  $ (0.19)

Shares used in computing per
 share amounts:
     Basic                      21,534   21,026     21,391   20,750
     Diluted                    22,233   21,026     22,139   20,750



                       Virage Logic Corporation
                      Consolidated Balance Sheets
                            (In thousands)

                                                 Sept. 30,   Sept. 30,
                                                   2004         2003
ASSETS

 Current assets:
   Cash and cash equivalents                    $ 28,746     $ 38,930
   Investments                                    27,144       16,085
   Accounts receivable, net                       17,756       10,499
   Costs in excess of related billings
    on uncompleted contracts                         670          619
   Prepaid expenses and other                      4,079        3,820
   Taxes receivable                                1,302           --
                                                 --------     --------
       Total current assets                       79,697       69,953
   Property, equipment and leasehold
    improvements, net                              4,090        6,250
   Intangible assets, net of amortization         12,544       12,930
   Deferred tax assets                             5,225        2,942
   Long-term investments                           7,222        4,095
   Other long-term assets                            410          392
                                                 --------     --------
         Total assets                           $109,188     $ 96,562
                                                 ========     ========


LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
   Accounts payable                             $    506     $    807
   Accrued expenses                                5,019        3,771
   Deferred revenue                                7,548        2,613
   Income taxes payable                            3,569          309
                                                 --------     --------
       Total current liabilities                  16,642        7,500
 Deferred tax liability                            1,035        1,189
 Deferred acquisition costs                           --          500
                                                 --------     --------
       Total liabilities                          17,677        9,189
 Stockholders' equity:
   Common stock                                       22           21
   Additional paid-in capital                    112,457      110,330
   Unrealized gains and losses                       (28)           2
   Deferred stock-based compensation                   -         (130)
   Accumulated deficit                           (20,940)     (22,850)
                                                 --------     --------
       Total stockholders' equity                 91,511       87,373
                                                 --------     --------
          Total liabilities and
           stockholders' equity                 $109,188     $ 96,562
                                                 ========     ========



    CONTACT: Virage Logic Corporation
             Mike Seifert, 510-360-8025 (Chief Financial Officer) michael.seifert@viragelogic.com